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EXHIBIT 5         OPINION OF ARENT FOX KINTNER PLOTKIN &
                  KAHN RE: VALIDITY OF SECURITIES
                  REGISTERED

                  [ARENT FOX LETTERHEAD]

                        July 8, 1998

The Board of Directors
Group 1 Software, Inc.
4200 Parliament Place
Suite 600
Lanham, Maryland 20706-1860

Gentlemen:

      We have acted as counsel to Group 1 Software, Inc., (the "Company"), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of (i) 300,000 shares of Common Stock, $.01 par value (the "Shares"), subject to the 1995 Group 1 Software, Inc. Incentive Stock Option, Non-qualified Stock Option and Stock Appreciation Rights Plan (the "Stock Option Plan") and (ii) 100,000 Shares subject to the Group 1 Software, Inc. 1995 Non-employee Directors' Stock Option Plan (the "Non-employee Directors Plan").

      As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

      Based on the foregoing, we are of the opinion that the 300,000 Shares subject to the Stock Option Plan, when issued and paid for in accordance with the terms of the Stock Option Plan, and the 100,000 Shares subject to the Non-employee Directors Plan, when issued and paid for in accordance with the terms of the Non-employee Directors Plan, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

                        Very truly yours,

                        ARENT FOX KINTNER PLOTKIN & KAHN


                        By:   /s/ Arnold R. Westerman
                              ------------------------------
                              Arnold R. Westerman